EXHIBIT 5.1

EDWARDS & ANGELL, LLP
350 East Las Olas Boulevard, Suite 1150
Ft. Lauderdale, Florida 33301

June 29, 2005

SmartVideo Technologies, Inc.
3505 Koger Boulevard, Suite 400
Duluth, Georgia 30096

Re:   Registration Statement on Form SB-2

Ladies and Gentlemen:

We have acted as legal counsel to SmartVideo Technologies, Inc., a Delaware corporation (the “Company”), with respect to the Registration Statement on Form SB-2, as amended, (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on May 13, 2005. The Registration Statement relates to the registration for resale of up to 9,064,876 shares (the “Securities”) of common stock of the Company, $0.001 par value per share (the “Common Stock”). The Securities consist of (i) 4,164,028 shares (the “Shares”) of Common Stock and (ii) 4,900,848 shares (the “Warrant Shares”) of Common Stock issuable upon exercise of outstanding warrants (the “Warrants”).

Based on our review of the Certificate of Incorporation of the Company, as amended, the By-laws of the Company, as amended, the relevant statutory provisions of the Delaware General Corporation Law and such other documents and records as we have deemed necessary and appropriate, we are of the opinion that (i) the Shares have been duly authorized and are validly issued, fully paid and nonassessable, and (ii) the Warrant Shares are duly authorized and, when issued upon exercise of the Warrants in accordance with their terms, will be validly issued, fully paid and nonassessable.

We understand that this letter is to be used in connection with the Registration Statement, as amended, and hereby consent to the filing of this letter with and as a part of the Registration Statement as so amended, and to the reference to our firm in the prospectus which is a part of the Registration Statement under the heading “Legal Matters.” In giving such consent, we do not hereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

It is understood that this letter is to be used in connection with the resale of the Shares and the Warrant Shares only while the Registration Statement is effective as so amended and as it may be amended from time to time as contemplated by Section 10(a)(3) of the Securities Act.

Very truly yours,

/s/ Edwards & Angell, LLP

EDWARDS & ANGELL, LLP